EXHIBIT 24 (a)




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 23, 1995, included in the Company's Form 10-K for the year ended September 30, 1995 and to all references to our firm included in this Registration Statement.




                    ARTHUR ANDERSEN LLP


New York, New York
May 10, 1996



                                                  EXHIBIT 24(b)


                       CONSENT OF COUNSEL



     We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus constituting a part of this Registration Statement of The Brooklyn Union Gas Company Dividend Reinvestment and Stock Purchase Plan, to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Act"), for the registration of shares of Common Stock, $.33 1/3 par value. In giving this consent, we do not admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the rules and regulations of the Securities and Exchange Commission under the Act or that we come within the category of persons whose consent is required under Section of the Act.


CULLEN AND DYKMAN

Brooklyn, New York
May 9, 1996